Exhibit 99.1

PROXY

SPECIAL MEETING OF SHAREHOLDERS OF

BUSINESS BANCSHARES, INC. TO BE HELD ON AUGUST 21, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF BBI

The undersigned shareholder(s) of Business Bancshares, Inc., a Missouri corporation (“BBI”), hereby appoint(s) DAVID GAMACHE and BRIAN LEEKER, and either of them, with full power to act alone, as proxies, each with full power of substitution and revocation, to vote all shares of common stock of BBI that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held at BBI’s corporate office at 8000 Maryland Avenue, 14th Floor Boardroom, Clayton, Missouri 63105, on August 21, 2018, at 8:00 a.m. local time, and any adjournment or postponement thereof (the “Special Meeting”), with all powers the undersigned would possess if personally present, (1) as hereinafter specified upon the proposals listed below and as more particularly described in BBI’s proxy statement (the “Proxy Statement”), receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the Special Meeting. BBI is not aware of any other such matters to be acted on at the Special Meeting.

The Board of Directors unanimously recommends that you vote “FOR” Proposal No. 1 and “FOR” Proposal No. 2.

1.	Proposal to adopt and approve (i) the Agreement and Plan of Merger, dated as of May 10, 2018 (the “Merger Agreement”), by and between BBI and Stifel Financial Corp., a Delaware corporation (“Stifel”), pursuant to which a newly-formed, special-purpose, wholly owned subsidiary of Stifel (“Merger Sub”) will merge with and into BBI, with BBI surviving the merger as a wholly owned subsidiary of Stifel (the “Merger”), (ii) the related plan of merger to be entered into by and between Merger Sub and BBI, and (iii) the Merger, as more fully described in the Proxy Statement:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, including to permit further solicitation of proxies in favor of Proposal No. 1 if there are not sufficient votes to approve it:

☐ FOR	☐ AGAINST	☐ ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE WITH RESPECT TO EITHER OF THE FOREGOING PROPOSALS, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSAL. This proxy may be executed in one or more counterparts, each of which is an original, and all of which together constitute only one proxy between the parties.

RECORD SHAREHOLDER:	Authorized Signatures:

Number of Shares:

Date:
If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians, corporate officers and others signing in a representative capacity should so indicate with their full title as such.

TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

THIS PROXY MAY BE REVOKED BY SENDING A NOTICE OF REVOCATION TO BBI’S CORPORATE SECRETARY AT 8000 MARYLAND AVE, SUITE 100, CLAYTON, MISSOURI 63105, STATING THAT YOU WOULD LIKE TO REVOKE YOUR PROXY, BY ATTENDING THE SPECIAL MEETING IN PERSON, NOTIFYING BBI’S CORPORATE SECRETARY AND VOTING BY BALLOT AT THE SPECIAL MEETING, OR BY SIGNING AND RETURNING A COMPLETED PROXY BEARING A LATER DATE THAN YOUR ORIGINAL PROXY.

GROUP NAME: